Exhibit 10.7

Enovix Corporation
Global RSU Award Grant Notice
(2021 Equity Incentive Plan)

2023 Long-Term Incentive Plan Award

Enovix Corporation (the “Company”), pursuant to its 2023 Long-Term Incentive Plan (the “LTI Plan”) has awarded to you (the “Participant”) under the Company’s 2021 Equity Incentive Plan (the “Plan”) the number of restricted stock units (“RSUs”) specified and on the terms set forth below (the “RSU Award”).

The RSU Award is governed by this Global RSU Award Grant Notice (the “Grant Notice”), and the provisions of the LTI Plan, the Plan and the Global RSU Award Agreement to which this Grant Notice is attached (the “Agreement”), all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice and the Agreement (together with any additional terms and conditions for your country set forth in the appendix thereto, the “RSU Award Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.

Your RSU Award is subject to all of the terms and conditions as set forth in the LTI Plan and to the terms and conditions set forth in this Agreement and in the Plan and the LTI Plan, all of which are incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Agreement shall have the meanings set forth in the LTI Plan, the Plan or the Agreement, as applicable.

Participant:
Date of Grant:
Number of PRSUs Subject to Target Award:

Number of TRSUs Subject to Award:

Determination of Actual Award for PRSUs: On each Award Determination Date, and provided that the Participant remains in Continuous Service through such Award Determination Date, the Company will credit Participant with an Actual Award representing the number of PRSUs as determined by the Committee or the Designated Administrator under the LTI Plan with respect to each Performance Period, which number of PRSUs subject to the Actual Award may be greater than or less than the Number of PRSUs Subject to Target Award. For the avoidance of doubt, no PRSUs that have not become Actual Awards (as defined in the LTI Plan) shall vest on an accelerated basis.
Vesting Schedule for Actual Award PRSUs: Subject to the Participant’s Continuous Service through each vesting date, the Actual Award will vest, as provided in Section 5(i)(2) of the LTI Plan..
Issuance Schedule for Actual Award PRSUs: Except as provided herein, in the Agreement, and in Section 5(i)(2)(ii) of the LTI Plan, the Actual Award of a PRSU will be issued as provided in Section 5(i)(2)(i) of the LTI Plan as follows: (i) 50% of 2023 Actual Awards will be issued on the first trading day in March 2025, unless otherwise determined by the Committee, but in any event not later than March 15, 2025, (ii) the remaining 50% of the 2023 Actual Awards will be issued in the first quarter of fiscal year 2026, (iii) 50% of the 2024 Actual Awards will be issued on the first trading day in March 2026, unless otherwise determined by the Committee, but in any event not later than March 15, 2026, and (iv) the remaining 50% of the 2024 Actual Awards will be issued in the first quarter of fiscal year 2027.
Vesting Schedule for TRSUs: Subject to the Participant’s Continuous Service through each vesting date (except as otherwise provided in an applicable severance plan or individual employment, retention or other written agreement with the Company), the TRSUs will vest over four years of Continuous Service following the Date of Grant, with 1/48th of the TRSUs vesting in substantially equal monthly installments following the completion of each of 48 months of Continuous Service.
Vesting Schedule—General: Each installment of RSUs that vests under this RSU Award is a “separate payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2). Except as otherwise provided for in this Agreement, vesting shall terminate upon the Participant’s termination of Continuous Service.

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Exhibit 10.7
Issuance Schedule—General: Subject to any change upon a Capitalization Adjustment, one share of Common Stock will be issued for each RSU that vests at the time set forth in Section 6 of the Agreement. If a Corporate Transaction (as defined in the Plan) occurs prior to the Award Determination Date, the RSU Award will be subject to Section 6(c) of the Plan. Notwithstanding the foregoing, however, no PRSUs that have not become Actual Awards (as defined in the LTI Plan) shall settle on an accelerated basis other than in compliance with Section 409A of the Code.
Sell to Cover Election:    Participant hereby acknowledges that if Participant has previously executed a “Sell to Cover Election” pursuant to which such Participant has agreed to mandatorily sell shares of Common Stock issued in respect of the Award in an amount determined in accordance with Section 4 of the RSU Award Agreement, and to allow the Agent to remit the cash proceeds of such sale to the Company as more specifically set forth in Section 4 of the RSU Award Agreement (a “Sell to Cover Election”), that such Sell to Cover Election is intended to comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act and shall be interpreted to comply therewith.

Participant Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you acknowledge receipt of, and understand and agree to, this Grant Notice, the RSU Award Agreement (including the provisions of Section 4 thereof with respect to the Sell to Cover), the LTI Plan, and the Plan. Participant further acknowledges that as of the Date of Grant, this Grant Notice, the RSU Award Agreement, the LTI Plan, and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of the Common Stock pursuant to the RSU Award specified above and supersede all prior oral and written agreements on the terms of this Award with the exception, if applicable, of (i) restricted stock unit awards or options previously granted and delivered to Participant, (ii) the written employment agreement, offer letter or other written agreement entered into between the Company and Participant specifying the terms that should govern this specific Award, and (iii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law.

Enovix Corporation		Participant:

By:
	Signature	Signature

Title:		Date:

Date:

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Exhibit 10.7
Enovix Corporation
2021 Equity Incentive Plan
Global RSU Award Agreement

2023 Long-Term Incentive Plan Award

As reflected by your Global RSU Award Grant Notice (“Grant Notice”), Enovix Corporation (the “Company”) has granted you a RSU Award under its 2021 Equity Incentive Plan (the “Plan”) for the number of restricted stock units as indicated in your Grant Notice (that is, the Number of TRSUs Subject to Award and the Number of PRSUs Subject to Target Award) (the “RSU Award”). The terms of your RSU Award as specified in this RSU Award Agreement for your RSU Award, including any additional terms and conditions for your country set forth in the appendix hereto (the “Appendix” and, together with the RSU Award Agreement, the “Agreement”) and the Grant Notice constitute your “RSU Award Agreement”. Defined terms not explicitly defined in this Agreement but defined in the Grant Notice or the Plan shall have the same definitions as in the Grant Notice or Plan, as applicable.

The general terms applicable to your RSU Award are as follows:

1. Governing Plan Document. Your RSU Award is subject to all the provisions of the Plan and the LTI Plan. Your RSU Award is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the RSU Award Agreement and the provisions of the Plan or the terms of the LTI Plan, the provisions of the Plan or the LTI Plan shall control.

2. Grant of the RSU Award. This RSU Award represents your right to be issued on a future date the number of shares of the Company’s Common Stock that is equal to the number of restricted stock units indicated in the Grant Notice subject to your satisfaction of the vesting conditions set forth therein (the “Restricted Stock Units”). Any additional Restricted Stock Units that become subject to the RSU Award pursuant to Capitalization Adjustments as set forth in the Plan and the provisions of Section 3 below, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units covered by your RSU Award. Notwithstanding the foregoing, the Company reserves the right to issue you the cash equivalent of Common Stock, in part or in full satisfaction of the delivery of Common Stock in connection with the vesting of the Restricted Stock Units, and, to the extent applicable, references in this RSU Award Agreement and the Grant Notice to Common Stock issuable in connection with your Restricted Stock Units will include the potential issuance of its cash equivalent pursuant to such right.

3. Dividends. You shall receive no benefit or adjustment to your RSU Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment as provided in the Plan; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are delivered to you in connection with your RSU Award after such shares have been delivered to you.

4. Responsibility for Taxes.

(a)     Regardless of any action taken by the Company or, if different, the Affiliate to which you provide Continuous Service (the “Service Recipient”) with respect to any income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items associated with the grant or vesting of the RSU Award or sale of the underlying Common Stock or other tax-related items related to your participation in the Plan and legally applicable or deemed applicable to you (the “Tax Liability”), you hereby acknowledge and agree that the Tax Liability is your ultimate responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. You further acknowledge that the Company and the Service Recipient (i) make no representations or undertakings regarding any Tax Liability in connection with any aspect of this RSU Award, including, but not limited to, the grant or vesting of the RSU Award, the issuance of Common Stock pursuant to such vesting, the subsequent sale of shares of Common Stock, and the payment of any dividends on the shares; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSU Award to reduce or eliminate your Tax Liability or achieve a particular tax result. Further, if you are subject to Tax Liability in more than one jurisdiction, you acknowledge that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax Liability in more than one jurisdiction. You hereby authorize any required withholding from the Common Stock issuable to you and/or otherwise agree to make adequate provision, including in cash, for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with your Award (the “Withholding Taxes”).

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Exhibit 10.7
(b)    By accepting this RSU Award, you hereby acknowledge and agree that if you have previously executed a Sell to Cover Election (as defined in the Grant Notice) to permit you to satisfy the Withholding Taxes in accordance therewith, such Sell to Cover Election shall apply to this RSU Award in accordance with its terms.

(c)    Notwithstanding the foregoing, you authorize the Company, at its discretion, to satisfy the Withholding Taxes by the following means (or by a combination of the following means): (i) requiring you to pay to the Company any portion of the Withholding Taxes in cash; (ii) withholding from any compensation otherwise payable to you by the Company; and/or (iii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Common Stock are issued pursuant to Section 5) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld will not exceed the amount necessary to satisfy the Withholding Taxes using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; and provided, further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Board or the Company’s Compensation Committee.

(d)    Unless the Withholding Taxes are satisfied, the Company shall have no obligation to deliver to you any Common Stock or any other consideration pursuant to this Award.
(e)    In the event the Withholding Taxes arise prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Withholding Taxes was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
(f) Without limiting the foregoing and to the extent that the settlement of the Restricted Stock Units is not exempt from Code Section 409A, Common Shares may be issued or withheld in accordance with Treasury Regulations Section 1.409A-3(j)(4)(vi) in order to pay the Federal Insurance Contributions Act (“FICA”) tax imposed under Code Sections 3101, 3121(a) and 3121(v)(2) on such deferred compensation (the “FICA Amount”). Additionally, Common Shares may be issued or withheld at the time that the FICA tax is remitted to pay the associated income tax on wages imposed under Code Section 3401 or the corresponding withholding provisions of applicable state, local, or, if applicable, foreign tax laws as a result of the payment of the FICA Amount and to pay the additional income tax on wages attributable to the pyramiding Code Section 3401 wages and taxes; provided, that the total value of Common Shares issued or withheld pursuant to this paragraph may not exceed the aggregate value of the FICA Amount and the income tax withholding related to such FICA Amount.
5. Date of Issuance.
(a) The issuance of shares in respect of the Restricted Stock Units is intended to either be exempt from, or, if not so exempt, to comply with, Section 409A of the Code and the U.S. Treasury Regulations and other guidance promulgated thereunder, and such issuance, and this RSU Award Agreement, will be construed and administered in such a manner. Subject to the satisfaction of the Tax Liability withholding obligation, if any, with respect to each TRSU and each Actual Award (each term as defined in the LTI Plan), the Company shall issue to you one (1) share of Common Stock for each vested Restricted Stock Unit on the applicable vesting date (or, in the case of Actual Awards of PRSUs, on the dates specified on the Grant Notice). Each issuance date determined by this paragraph is referred to as an “Original Issuance Date.”

(b) If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day. In addition, if, with respect only to any Exempt RSUs):

(i) the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (including without limitation a Sell to Cover Election, a “10b5-1 Arrangement)), and

(ii) either (1) a Tax Liability withholding obligation does not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Tax Liability withholding obligation by withholding shares of Common Stock from the shares otherwise due, on the Original Issuance Date, to you under this RSU Award, and (B) not to permit you to enter into or effect a “same day sale” commitment with a broker-dealer (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not to permit you to pay your Tax Liability in cash, then the shares that would otherwise be issued to you on the Original Issuance Date will

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Exhibit 10.7
not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling shares of the Common Stock in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with U.S. Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock under this RSU Award are no longer subject to a “substantial risk of forfeiture” within the meaning of U.S. Treasury Regulations Section 1.409A-1(d) (the “Exempt RSUs”).

(c)    If (i) you are a “specified employee,” as defined in the regulations under Code Section 409A at the time of your “separation from service,” as defined in Treasury Regulation Section 1.409A-1(h), (ii) it is determined that settlement of these Restricted Stock Units is not exempt from Code Section 409A and (iii) the event triggering settlement is your “separation from service,” then any Restricted Stock Units that otherwise would have been settled during the first six months following your “separation from service” will instead be settled on the first business day following the earlier of (i) the six-month anniversary of your separation from service or (ii) your death.

6. Nature of Grant. In accepting the RSU Award, you acknowledge, understand and agree that:

(a) the Plan and the LTI Plan are established voluntarily by the Company, they are discretionary in nature and they may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan or the LTI Plan;

(b) the grant of the RSU Award and participation in the LTI Plan are exceptional, voluntary and occasional and do not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;

(c) all decisions with respect to future RSU Awards or other grants, if any, will be at the sole discretion of the Company;

(d) the RSU Award and your participation in the Plan or the LTI Plan shall not create a right to employment or other service relationship with the Company;

(e) the RSU Award and your participation in the Plan or the LTI Plan shall not be interpreted as forming or amending an employment or service contract with the Company or the Service Recipient, and shall not interfere with the ability of the Company or the Service Recipient, as applicable, to terminate your Continuous Service (if any);
(f) you are voluntarily participating in the Plan and the LTI Plan;

(g) the RSU Award and the shares of Common Stock subject to the RSU Award, and the income from and value of same, are not intended to replace any pension rights or compensation;

(h) the RSU Award and the shares of Common Stock subject to the RSU Award, and the income from and value of same, are not part of normal or expected compensation for purposes of, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;

(i)   unless otherwise agreed with the Company in writing, the RSU Award and the shares of Common Stock subject to the RSU Award, and the income from and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of an Affiliate;

(j) the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty;

(k) no claim or entitlement to compensation or damages shall arise from forfeiture of the RSU Award resulting from the termination of your Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are providing service or the terms of your employment or other service agreement, if any);

(l) for purposes of the RSU Award, your Continuous Service will be considered terminated as of the date you are no longer actively providing services to the Company or any Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are providing service or the terms of your employment or other service agreement, if any), and such date

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Exhibit 10.7
will not be extended by any notice period (e.g., your period of Continuous Service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are providing service or the terms of your employment or other service agreement, if any); the Compensation Committee shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of your RSU Award (including whether you may still be considered to be providing services while on a leave of absence); and

(m) neither the Company nor the Service Recipient shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to you pursuant to the settlement of the RSU Award or the subsequent sale of any shares of Common Stock acquired upon settlement.

7. Transferability. Except as otherwise provided in the Plan, your RSU Award is not transferable, except by will or by the applicable laws of descent and distribution

8. Corporate Transaction. Your RSU Award is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.
9. No Liability for Taxes. As a condition to accepting the RSU Award, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to any Tax Liability arising from the RSU Award and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the RSU Award and have either done so or knowingly and voluntarily declined to do so.
10. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Common Stock. You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

11. Governing Law and Venue. The RSU Award and the provisions of this Agreement are governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the conflict of law principles that would result in any application of any law other than the law of the State of Delaware. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of the State of Delaware, and no other courts, where this grant is made and/or to be performed.

12. Severability. If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

13. Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Company shall not be required to deliver any shares issuable upon settlement of the Restricted Stock Units prior to the completion of any registration or qualification of the shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. You understand that the Company is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, you agree that the Company shall have unilateral authority to amend the Agreement without your consent to the extent necessary to comply with securities or other laws applicable to issuance of shares of Common Stock.

14. Language. You acknowledge that you are proficient in the English language, or have consulted with an advisor who is proficient in the English language, so as to enable you to understand the provisions of this Agreement and the Plan. If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

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Exhibit 10.7
15. Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan or the LTI Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan and the LTI Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.
16. Severability. The provisions of this Agreement, the Plan and the LTI Plan are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

17. Appendix. Notwithstanding any provisions in this RSU Award Agreement, the RSU Award shall be subject to any additional terms and conditions set forth in any Appendix for your country. Moreover, if you relocate to one of the countries included in the Appendix, the additional terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

18. Imposition of Other Requirement. The Company reserves the right to impose other requirements on your participation in the Plan, on the RSU and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

19. Waiver. You acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other participant.

20. Insider Trading/Market Abuse. You acknowledge that, depending on your or your broker’s country or where the Company shares are listed, you may be subject to insider trading restrictions and/or market abuse laws which may affect your ability to accept, acquire, sell or otherwise dispose of shares of Common Stock, rights to shares (e.g., Restricted Stock Units) or rights linked to the value of shares (e.g., phantom awards, futures) during such times you are considered to have “inside information” regarding the Company as defined in the laws or regulations in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed inside information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Keep in mind third parties includes fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. You are responsible for complying with any restrictions and should speak to your personal advisor on this matter.

21. Exchange Control, Foreign Asset/Account and/or Tax Reporting. Depending upon the country to which laws you are subject, you may have certain foreign asset/account and/or tax reporting requirements that may affect your ability to acquire or hold shares of Common Stock under the Plan or cash received from participating in the Plan (including from any dividends or sale proceeds arising from the sale of shares of Common Stock) in a brokerage or bank account outside your country of residence. Your country may require that you report such accounts, assets or transactions to the applicable authorities in your country. You also may be required to repatriate cash received from participating in the Plan to your country within a certain period of time after receipt. You are responsible for knowledge of and compliance with any such regulations and should speak with your personal tax, legal and financial advisors regarding same.
22. Other Documents. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of the Company’s Trading Policy.
23. Questions. If you have questions regarding these or any other terms and conditions applicable to your RSU Award, including a summary of the applicable federal income tax consequences please see the Prospectus.

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Exhibit 10.7
2021 Equity Incentive Plan
Appendix
to Global RSU Award Agreement
Terms and Conditions

This Appendix forms part of the Agreement and includes additional terms and conditions that govern the RSU Award granted to you under the Plan if you reside and/or work in one of the jurisdictions listed below. Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or in the RSU Award Agreement.
If you are a citizen or resident (or are considered as such for local law purposes) of a country other than the country in which you are currently residing and/or working, or if you relocate to another country after the grant of the RSU Award, the Company shall, in its discretion, determine to what extent the additional terms and conditions contained herein shall be applicable to you.

Notifications

This Appendix may also include information regarding exchange controls and certain other issues of which you should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of January 2021. Such laws are often complex and change frequently. As a result, you should not rely on the information in this Appendix as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time you vest in the Restricted Stock Units, acquire shares of Common Stock, or sell shares of Common Stock acquired under the Plan.
In addition, the information contained below is general in nature and may not apply to your particular situation. You should seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.
If you are a citizen or resident (or are considered as such for local law purposes) of a country other than the country in which you are currently residing and/or working, or if you relocate to another country after the grant of the RSU Award, the notifications herein may not apply to you in the same manner.

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